EXHIBIT 21.01

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
            SUBSIDIARIES OF RIO HOTEL & CASINO, INC.


                                   STATE OF
            NAME                 INCORPORATION         PARENT COMPANY

Rio Properties, Inc.             Nevada          Rio Hotel & Casino, Inc.

Rio Development Company, Inc.    Nevada          Rio Hotel & Casino, Inc.
(formerly MarCor Development
    Company, Inc.)

Rio Resort Properties, Inc.      Nevada          Rio Hotel & Casino, Inc.
(formerly MarCor Resort
    Properties, Inc.)

Cinderlane, Inc.                 Nevada          Rio Properties, Inc.

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